UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2013

THE GRILLED CHEESE TRUCK, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54070	27-3120288
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

641 Lexington Avenue, Suite 1526

New York, New York 10022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 521-4406

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01   Entry Into A Material Definitive Agreement

Private Placement Offering

On June 24, 2013, The Grilled Cheese Truck, Inc. (the “Company”) completed a closing (the “Closing”) of a “best efforts” private offering of up to $2,000,000 (the “Offering”) of Units (as defined below) with a group of accredited investors (the “Purchasers”) for total gross proceeds to us of $645,000. Pursuant to a subscription agreement with the Purchasers (the “Subscription Agreement”), we issued to the Purchasers units consisting of (i) 10% Convertible Senior Secured Notes (the “Notes”) and (ii) warrants (the “Warrants”) to purchase shares (the “Warrant Shares,” together with the Notes and the Warrants, the “Securities”) of our common stock at an exercise price of $2.00 per share. Each Unit consists of a Note, in the principal face amount of $25,000, and Warrants to purchase 12,500 Shares (the “Units”).

Notes

The Notes accrue interest at a rate of 10% on the aggregate principal amount, payable on the third anniversary of the issue date (the “Maturity Date”) if not converted prior to the maturity date. The Notes are subject to (i) an optional conversion into shares of the Company’s common stock at the note holder’s (the “Holder”) election following the date upon which the Company’s Registration Statement (hereinafter defined) is declared effective with the Securities and Exchange Commission (the “SEC”) or (ii) a mandatory conversion thirty-six (36) months from the date of issuance. The shares of common stock issuable upon conversion of the Notes shall equal: (i) the principal amount of the Note and the accrued interest thereon through the date of conversion (assuming the Company elects to pay the interest in shares of common stock), divided by (ii) $1.00.

Warrants

The Warrants issued in the Closing are exercisable for an aggregate of 322,500 shares of the Company’s common stock. The Warrants are exercisable for a period of three years from the original issue date. The exercise price with respect to the Warrants is $2.00 per share. The exercise price for the Warrants is subject to adjustment upon certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate change and dilutive issuances.

Registration Rights Agreement

In connection with the sale of the Units, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Purchasers, pursuant to which we agreed to register all of the shares of our common stock underlying the Notes and the Warrants (the “Registrable Securities”) on a Form S-1 registration statement (the “Registration Statement”) to be filed with the SEC within 60 calendar days following the final closing date of the Offering and to use our best efforts to cause the Registration Statement to be declared effective under the Securities Act within 120 days following the closing date of the Offering.

The foregoing descriptions of the terms of the Subscription Agreement, the form of Note, the form of Warrant and the Registration Rights Agreement are qualified in their entirety by reference to the provisions of the agreements filed as Exhibits 10.1, 4.1, 4.2, and 10.2 respectively, to this Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission, which are incorporated by reference herein.

ITEM 3.02          Unregistered Sale of Equity Securities

The information contained in Item 1.01 above is incorporated herein by reference in response to this Item 3.02.

On June 24, 2013, the Company completed a Closing of an Offering for total gross proceeds to us of $645,000, consisting of 25.80 Units. Pursuant to the Subscription Agreement, we issued to the Purchasers Units consisting of (i) 10% Notes and (ii) Warrants to purchase shares of our Common Stock at an exercise price of $2.00 per share.

The Notes and Warrants issued to the Purchasers in connection with the Offering were offered and sold to the Purchasers in a private transaction in reliance upon exemptions from registration pursuant to Rule 506 of Regulation D. We made this determination based on the representations of each Purchaser which included, in pertinent part, that each such Purchaser was (a) an “accredited investor” within the meaning of Rule 501 of Regulation D, (b) a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act or (c) not a “U.S. person” as that term is defined in Rule 902(k) of Regulation S and upon such further representations from each investor that (i) such Purchaser is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (ii) the purchaser agrees not to sell or otherwise transfer the purchased shares unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (iii) the Purchaser has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, (iv) the Purchaser had access to all of our documents, records, and books pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, and (v) the Purchaser has no need for the liquidity in its investment in us and could afford the complete loss of such investment. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

Grandview Capital Partners, Inc., a Florida corporation operating as an office of supervisory jurisdiction at c/o Grandview Capital Partners, Inc., 300 South Pine Island Road, Suite 240 Plantation, FL 33324, registered under the name Blackwall Capital Markets, Inc., a broker dealer that is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and the Securities Investor Protection Corporation and registered with the Securities and Exchange Commission acted as placement agent in connection with the Offering. As consideration for acting as the Placement Agent, at the Closing, the Company paid to the Placement Agent (i) in cash, a fee equal to $32,100 and (ii) issued warrants to purchase up to an aggregate of 64,500 shares of the Company’s Common Stock. The Placement Agent warrants have an exercise price of $2.40 per share, excisable for a term of five (5) years from the Closing and contain equitable adjustment for stock splits, stock dividends and similar events, as well as full ratchet anti-dilution provisions.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 24, 2013, David Horin submitted a resignation letter pursuant to which each resigned as Chief Financial Officer of the Company, effective immediately.  The resignation of Mr. Horin was not in connection with any known disagreement with us on any matter.

On June 24, 2013, as a result of the resignation of David Horin as Chief Financial Officer, the Company’s board of directors appointed Robert Y. Lee to the position of Principal Financial Officer of the Company.

In addition to the position of Principal Financial Officer, Mr. Lee is currently the Executive Chairman of the Board of Directors of the Company. Mr. Lee is a successful entrepreneur and a highly experienced capital markets executive. Mr. Lee was the Founder, Chairman and Chief Executive Officer of U.S. Dry Cleaning, the largest operator of dry cleaning operations in the United States. Mr. Lee was an independent investor from 2001 through 2005 and became Chairman of U.S. Dry Cleaning in 2005. Mr. Lee successfully restructured the company in 2010 and 2011 pursuant to a Chapter 11 reorganization, positioning the company for the next generation of activity, overseeing financing, secured new management and oversaw the development of a pipeline of accretive acquisitions. Mr. Lee’s career spans 30 years of retail consumer experience. He has opened, acquired, managed, and operated over 500 video retail stores from 1981 through 2000. As CEO or Chairman, he lead and successfully completed Reverse Mergers, an IPO, multiple M&A transactions, having generated over $100 million in capital formation through both institutional and high net worth investors. Mr. Lee led the growth of Video City, Inc., a formerly California-based operator of video retail stores, from an 18 store regional chain to more than 130 video rental stores located in 12 states. As of March 2000 (following the sale of forty-nine stores located in Oregon and Washington to Blockbuster, Inc.), in conjunction with management of the operations of West Coast Entertainment Corporation, Video City owned or managed 307 corporate stores and an additional 80 franchised locations.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Note
4.2	Form of Warrant
10.1	Form of Subscription Agreement
10.2	Form of Registration Rights Agreement
17.1	Resignation Letter of David Horin

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GRILLED CHEESE TRUCK, INC.

By:	/s/ Robert Lee
Robert Lee
Chairman of the Board of Directors
Date: June 26, 2013